Investor Relations
Jeremy Steffan
Director, Investor Relations
(952) 887-7962, jeremy.steffan@toro.com
Media Relations
Branden Happel
Senior Manager, Public Relations
(952) 887-8930, branden.happel@toro.com
For Immediate Release
The Toro Company Reports Results for the Second Quarter of Fiscal 2025
Highlighted by Professional Segment Growth and Profitability Improvement
•Second-quarter net sales of $1.32 billion, down slightly from the same period of fiscal 2024
•Second-quarter reported diluted EPS of $1.37, compared to $1.38 in the same period of fiscal 2024
•Second-quarter *adjusted diluted EPS of $1.42, up from $1.40 in the same period of fiscal 2024
•Company updates full year fiscal 2025 guidance
BLOOMINGTON, Minn.—(BUSINESS WIRE) — June 5, 2025—The Toro Company (NYSE: TTC), a leading global provider of solutions for the outdoor environment, today reported results for its fiscal second quarter ended May 2, 2025.
“Our second-quarter results demonstrate the resilience and agility of The Toro Company and commitment of our dedicated employees and channel partners to deliver innovative solutions and exceptional service to meet our customers’ needs,” said Richard M. Olson, chairman and chief executive officer. “While top-line growth was pressured in our Residential segment, we drove continued Professional segment momentum, which helped us exceed our expectations for earnings in the quarter. Our progress exemplifies the success of our strategic and operational actions to create long-term value for all stakeholders.”

OUTLOOK
"We are taking decisive steps to strategically position the company to navigate near-term headwinds. Our strong portfolio and disciplined execution continue to sustain our performance, and we remain confident in our ability to manage controllable factors while mitigating macroeconomic risks," concluded Olson.

For fiscal 2025, management now expects total company net sales to be in the range of flat to down 3% and *adjusted diluted EPS in the range of $4.15 to $4.30.
This guidance is based on current visibility, inclusive of anticipated tariff impacts, and reflects:
•a reduction in volume from macro factors that have driven increased homeowner and channel caution,
•continued strong demand and stable supply for our underground construction and golf and grounds businesses, and
•weather patterns aligned with historical averages for the remainder of the year.

SECOND-QUARTER FISCAL 2025 FINANCIAL HIGHLIGHTS

	Reported			Adjusted*
(dollars in millions, except per share data)	F25 Q2	F24 Q2	% Change	F25 Q2	F24 Q2	% Change
Net Sales	$1,317.9	$1,349.0	(2)%	$1,317.9	$1,349.0	(2)%
Net Earnings	$136.8	$144.8	(6)%	$141.8	$147.3	(4)%
Diluted EPS	$1.37	$1.38	(1)%	$1.42	$1.40	1%

SECOND-QUARTER FISCAL 2025 SEGMENT RESULTS
Professional Segment
•Professional segment net sales for the second quarter were $1,014.1 million, up 0.8% from $1,005.6 million in the same period last year. The increase was primarily driven by higher shipments of golf and grounds products, partially offset by lower shipments of underground and specialty construction products and the prior year construction equipment dealer divestitures.
•Professional segment earnings for the second quarter were $202.1 million, up from $190.7 million in the same period last year, and when expressed as a percentage of net sales, 19.9%, up from 19.0% in the prior-year period. The increase in profitability was primarily due to product mix and productivity improvements, partially offset by higher material and manufacturing costs.
Residential Segment
•Residential segment net sales for the second quarter were $297.4 million, down 11.4% from $335.6 million in the same period last year. The decrease was primarily driven by lower shipments of walk power mowers, zero-turn mowers, and portable power products, as well as the prior year Pope Products divestiture, partially offset by higher shipments of snow products and lower sales promotions and incentives.
•Residential segment earnings for the second quarter were $16.1 million, down from $36.1 million in the same period last year, and when expressed as a percentage of net sales, 5.4%, down from 10.8% in the prior-year period. The decrease was largely driven by higher material, manufacturing, and freight costs, lower net sales volume, and inventory valuation adjustments, partially offset by productivity improvements and lower sales promotions and incentives.
OPERATING RESULTS
Gross margin and *adjusted gross margin for the second quarter were 33.1% and 33.4%, respectively, down from 33.6% for both in the same prior-year period. The change in gross margin was primarily due to higher material and manufacturing costs and inventory valuation adjustments, partially offset by product mix and productivity improvements.
SG&A expense as a percentage of net sales for the second quarter was 19.8%, compared with 19.7% in the prior-year period, primarily driven by lower net sales volume.
Operating earnings as a percentage of net sales were 13.3% for the second quarter, compared with 13.9% in the same prior-year period. *Adjusted operating earnings as a percentage of net sales for the second quarter were 13.7%, compared with 14.2% in the same prior-year period.
Interest expense was $15.8 million for the second quarter, down $0.9 million from the same prior-year period. This decrease was primarily due to lower average interest rates.
The reported effective tax rate for the second quarter was 18.9%, compared with 19.2% in the same prior-year period, primarily due to a more favorable geographic mix of earnings, partially offset by lower tax benefits recorded as excess tax deductions for stock-based compensation. The *adjusted effective tax rate for the second quarter was 18.7% compared with 19.8% in the same prior-year period, primarily due to a more favorable geographic mix of earnings.

*Non-GAAP financial measure. Please refer to the “Use of Non-GAAP Financial Information” for details regarding these measures, as well as the tables provided for a reconciliation of historical non-GAAP financial measures to the most comparable GAAP measures.

LIVE CONFERENCE CALL
June 5, 2025 at 10:00a.m. CT
www.thetorocompany.com/invest
The Toro Company will conduct its earnings call and webcast for investors beginning at 10:00a.m. CT on June 5, 2025. The webcast will be available at www.thetorocompany.com/invest. Webcast participants will need to complete a brief registration form and should allocate extra time before the webcast begins to register and, if necessary, install audio software.
About The Toro Company
The Toro Company (NYSE: TTC) is a leading worldwide provider of innovative solutions for the outdoor environment including turf and landscape maintenance, snow and ice management, underground utility construction, rental and specialty construction, and irrigation and outdoor lighting solutions. With net sales of $4.6 billion in fiscal 2024, The Toro Company’s global presence extends to more than 125 countries through a portfolio of brands that includes Toro, Ditch Witch, Exmark, Spartan, BOSS, Ventrac, American Augers, Trencor, Subsite, HammerHead, Radius, Perrot, Hayter, Unique Lighting Systems, Irritrol, and Lawn-Boy. Through constant innovation and caring relationships built on trust and integrity, The Toro Company and its brands have built a legacy of excellence by helping customers work on golf courses, sports fields, construction sites, public green spaces, commercial and residential properties and agricultural operations. For more information, visit www.thetorocompany.com.
Use of Non-GAAP Financial Information
This press release and the related earnings call reference certain non-GAAP financial measures, which are not calculated or presented in accordance with U.S. GAAP, as information supplemental and in addition to the most directly comparable financial measures calculated and presented in accordance with U.S. GAAP. The non-GAAP financial measures included within this press release and the related earnings call that are utilized as measures of the company’s operating performance consist of gross profit, gross margin, operating earnings, earnings before income taxes, net earnings, diluted EPS, and the effective tax rate, each as adjusted. The non-GAAP financial measures included within this press release and the related earnings call that are utilized as measures of the company’s liquidity consist of free cash flow and free cash flow conversion percentage.
The Toro Company uses these non-GAAP financial measures in making operating decisions and assessing liquidity because it believes these non-GAAP financial measures provide meaningful supplemental information regarding core operational performance and cash flows, as a measure of the company's liquidity, and provide the company with a better understanding of how to allocate resources to both ongoing and prospective business initiatives. Additionally, these non-GAAP financial measures facilitate the company's internal comparisons for both historical operating results and competitors' operating results by factoring out potential differences caused by charges and benefits not related to its regular, ongoing business, including, without limitation, certain non-cash, large, and/or unpredictable charges and benefits; acquisitions and dispositions; legal judgments, settlements, or other matters; and tax positions. The company believes that these non-GAAP financial measures, when considered in conjunction with the financial measures prepared in accordance with U.S. GAAP, provide investors with useful supplemental financial information to better understand its core operational performance and cash flows.
Reconciliations of historical non-GAAP financial measures to the most comparable U.S. GAAP financial measures are included in the financial tables contained in this press release. These non-GAAP financial measures, however, should not be considered superior to, as a substitute for, or as an alternative to, and should be considered in conjunction with, the U.S. GAAP financial measures included within this press release and the company’s related earnings call. These non-GAAP financial measures may differ from similar measures used by other companies.
The Toro Company does not provide a quantitative reconciliation of the company’s projected range for adjusted diluted EPS for fiscal 2025 to diluted EPS, which is the most directly comparable GAAP measure, in reliance on the unreasonable efforts exception provided under Item 10(e)(1)(i)(B) of Regulation S-K. The company’s adjusted diluted EPS guidance for fiscal 2025 excludes certain items that are inherently uncertain and difficult to predict, including certain non-cash, large and/or unpredictable charges and benefits; acquisitions and dispositions; legal judgments, settlements, or other matters; and tax positions. Due to the uncertainty of the amount or timing of these future excluded items, management does not forecast them for internal use and therefore cannot create a quantitative adjusted diluted EPS for fiscal 2025 to diluted EPS reconciliation without unreasonable efforts. A quantitative reconciliation of adjusted diluted EPS for fiscal 2025 to diluted EPS would imply a degree of precision and certainty as to these future items that does not exist and could be confusing to investors. From a qualitative perspective, it is anticipated that the differences between adjusted diluted EPS for fiscal 2025 to diluted EPS will consist of items similar to those described in the financial tables later in this release, including, for example and without limitation, certain non-cash, large, and/or unpredictable charges and benefits; acquisitions and dispositions; legal judgments, settlements, or other matters; and tax positions. The timing and amount of any of these excluded items could significantly impact the company’s diluted EPS for a particular period.
Forward-Looking Statements
This news release contains forward-looking statements, which are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management’s current assumptions and expectations of future events, and often can be identified by words such as “anticipate,” “believe,” “become,” “can,” “continue,” “could,” “encourage,” “estimate,” “expect,” “forecast,” “goal,” “guidance,” “improve,” “intend,” “likely,” “looking ahead,” “may,” “optimistic,” “outlook,” “plan,” “possible,” “potential,” “pro forma,” “project,” “promise,” “pursue,” “should,” “strive,” “target,” “will,” “would,” “seek,” variations of such words or the negative thereof, and similar expressions or future dates. Forward-looking statements involve risks and uncertainties that could cause actual events and results to differ materially from those projected or implied. Forward-looking statements in this release include the company’s fiscal 2025 financial guidance, expectations regarding anticipated tariff impacts, reduction in volume from macro factors that have driven increased homeowner and channel caution, and continued strong demand and stable supply for underground construction and golf and grounds businesses, and other statements made under the "Outlook" section of this release. Particular risks and uncertainties that may affect the company’s operating results or financial position or cause actual events and results to differ materially from those projected or implied include: adverse worldwide economic conditions, including inflationary pressures and higher interest rates; the effect of weather; customer, government and municipal revenue, budget spending levels and cash conservation efforts, including whether the company is taking the right strategic and operational actions to create long-term value for all stakeholders; loss of any substantial customer; inventory adjustments or changes in purchasing patterns by customers; fluctuations in the cost and availability of commodities, components, parts, and accessories, including steel, engines, hydraulics, and resins; the company’s ability to manufacture products to meet demand; disruption at or in proximity to its facilities or in its manufacturing or other operations, or those in its distribution channel customers, mass retailers or home centers where its products are sold, or suppliers; risks associated with acquisitions and dispositions, including a potential future impairment charge associated with the indefinite-lived Spartan trade name intangible assets acquired in the company's Intimidator acquisition; impacts of the company’s AMP initiative and any future restructuring activities or productivity or cost savings initiatives; geopolitical factors and government policies and actions with respect to global trade, tariffs, U.S. trade policy and trade agreements; the effect of natural disasters, social unrest, war and global pandemics; the level of growth or contraction in its key markets; the company’s ability to develop and achieve market acceptance for new products; increased competition; the risks attendant to international relations, operations and markets; foreign currency exchange rate fluctuations; financial viability of and/or relationships with the company’s distribution channel partners; management of strategic partnerships, key customer relationships, alliances or joint ventures, including Red Iron Acceptance, LLC; impact of laws, regulations and standards, consumer product safety, accounting, taxation, trade, tariffs and/or antidumping and countervailing duties petitions, healthcare, and environmental, health and safety matters; unforeseen product quality problems; loss of or changes in executive management or key employees; the occurrence of litigation or claims, including those involving intellectual property or product liability matters; impact of increased scrutiny on its sustainability practices; and other risks and uncertainties described in the company’s most recent annual report on Form 10-K, subsequent quarterly reports on Form 10-Q and other filings with the Securities and Exchange Commission. The company makes no commitment to revise or update any forward-looking statements in order to reflect events or circumstances occurring or existing after the date any forward-looking statement is made.
(Financial tables follow)

THE TORO COMPANY AND SUBSIDIARIES
Condensed Consolidated Statements of Earnings (Unaudited)
(Dollars and shares in millions, except per-share data)

	Three Months Ended		Six Months Ended
	May 2, 2025	May 3, 2024	May 2, 2025	May 3, 2024
Net sales	$1,317.9	$1,349.0	$2,312.9	$2,350.9
Cost of sales	881.2	896.0	1,540.6	1,553.4
Gross profit	436.7	453.0	772.3	797.5
Gross margin	33.1%	33.6%	33.4%	33.9%
Selling, general and administrative expense	261.9	265.4	519.7	521.3
Operating earnings	174.8	187.6	252.6	276.2
Interest expense	(15.8)	(16.7)	(30.8)	(32.9)
Other income, net	9.7	8.3	13.0	16.0
Earnings before income taxes	168.7	179.2	234.8	259.3
Income tax provision	31.9	34.4	45.2	49.6
Net earnings	$136.8	$144.8	$189.6	$209.7

Basic net earnings per share of common stock	$1.37	$1.39	$1.88	$2.01

Diluted net earnings per share of common stock	$1.37	$1.38	$1.88	$2.00

Weighted-average number of shares of common stock outstanding — Basic	99.8	104.4	100.6	104.4

Weighted-average number of shares of common stock outstanding — Diluted	100.1	104.9	100.9	104.9

Segment Data (Unaudited)
(Dollars in millions)

	Three Months Ended		Six Months Ended
Segment net sales	May 2, 2025	May 3, 2024	May 2, 2025	May 3, 2024
Professional	$1,014.1	$1,005.6	$1,782.9	$1,762.1
Residential	297.4	335.6	518.4	575.7
Other	6.4	7.8	11.6	13.1
Total net sales*	$1,317.9	$1,349.0	$2,312.9	$2,350.9

*Includes international net sales of:	$255.6	$268.2	$467.0	$473.2

	Three Months Ended		Six Months Ended
Segment earnings (loss) before income taxes	May 2, 2025	May 3, 2024	May 2, 2025	May 3, 2024
Professional	$202.1	$190.7	$329.3	$303.5
Residential	16.1	36.1	33.3	59.6
Other	(49.5)	(47.6)	(127.8)	(103.8)
Total segment earnings before income taxes	$168.7	$179.2	$234.8	$259.3

THE TORO COMPANY AND SUBSIDIARIES
Condensed Consolidated Balance Sheets (Unaudited)
(Dollars in millions)

	May 2, 2025	May 3, 2024	October 31, 2024
ASSETS
Cash and cash equivalents	$176.5	$188.8	$199.5
Receivables, net	602.5	623.1	459.7
Inventories, net	1,119.8	1,105.0	1,038.9
Prepaid expenses and other current assets	80.1	102.3	66.8
Total current assets	1,978.9	2,019.2	1,764.9

Property, plant, and equipment, net	635.8	637.8	644.8
Goodwill	450.8	450.7	450.3
Other intangible assets, net	487.3	522.7	498.7
Right-of-use assets	110.9	117.3	114.5
Investment in finance affiliate	51.2	51.7	49.2
Deferred income taxes	58.6	31.0	45.0
Other assets	14.6	21.8	15.4
Total assets	$3,788.1	$3,852.2	$3,582.8

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current portion of long-term debt	$20.0	$13.5	$10.0
Accounts payable	516.0	512.4	452.7
Accrued liabilities	536.7	503.2	493.0
Short-term lease liabilities	18.5	19.6	20.3
Total current liabilities	1,091.2	1,048.7	976.0

Long-term debt, less current portion	1,077.1	1,003.3	911.8
Long-term lease liabilities	96.2	103.2	99.1
Deferred income taxes	0.6	0.4	0.5
Other long-term liabilities	46.4	45.2	43.5

Stockholders’ equity:
Preferred stock	—	—	—
Common stock	99.0	104.0	101.5
Retained earnings	1,419.6	1,583.2	1,496.4
Accumulated other comprehensive loss	(42.0)	(35.8)	(46.0)
Total stockholders’ equity	1,476.6	1,651.4	1,551.9
Total liabilities and stockholders’ equity	$3,788.1	$3,852.2	$3,582.8

THE TORO COMPANY AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows (Unaudited)
(Dollars in millions)

	Six Months Ended
	May 2, 2025	May 3, 2024
Cash flows from operating activities:
Net earnings	$189.6	$209.7
Adjustments to reconcile net earnings to net cash provided by operating activities:
Non-cash income from finance affiliate	(9.8)	(10.4)
Distributions from finance affiliate, net	7.8	9.3
Depreciation of property, plant, and equipment	48.0	43.4
Amortization of other intangible assets	15.6	17.5
Stock-based compensation expense	9.8	15.3
Other	0.9	0.6
Changes in operating assets and liabilities, net of the effect of acquisitions:
Receivables, net	(141.6)	(214.6)
Inventories, net	(78.7)	(15.6)
Other assets	51.3	(1.0)
Accounts payable	59.5	81.0
Other liabilities	(29.3)	(0.1)
Net cash provided by operating activities	123.1	135.1

Cash flows from investing activities:
Purchases of property, plant, and equipment	(38.4)	(39.5)
Acquisition, net of cash acquired	(4.2)	—
Proceeds from asset disposals	0.2	0.1
Proceeds from divestitures	—	1.9
Net cash used in investing activities	(42.4)	(37.5)

Cash flows from financing activities:
Borrowings under debt arrangements[1]	740.0	285.0
Repayments under debt arrangements[1]	(565.0)	(300.0)
Proceeds from exercise of stock options	1.3	1.9
Payments of withholding taxes for stock awards	(1.8)	(2.5)
Common stock repurchases	(200.0)	(10.0)
Dividends paid on common stock	(76.3)	(75.1)
Other	(3.1)	(2.7)
Net cash used in financing activities	(104.9)	(103.4)

Effect of exchange rates on cash and cash equivalents	1.2	1.5

Net decrease in cash and cash equivalents	(23.0)	(4.3)
Cash and cash equivalents as of the beginning of the fiscal period	199.5	193.1
Cash and cash equivalents as of the end of the fiscal period	$176.5	$188.8
1    Presentation of prior year revolving credit facility and long-term debt activity has been conformed to the current year presentation. There was no change to net cash used in financing activities.

THE TORO COMPANY AND SUBSIDIARIES
Reconciliation of Non-GAAP Financial Measures (Unaudited)
(Dollars in millions, except per-share data)
The following table provides a reconciliation of the non-GAAP financial performance measures used in this press release and our related earnings call to the most directly comparable measures calculated and reported in accordance with U.S. GAAP for the three and six month periods ended May 2, 2025 and May 3, 2024:

	Three Months Ended		Six Months Ended
	May 2, 2025	May 3, 2024	May 2, 2025	May 3, 2024
Gross profit	$436.7	$453.0	$772.3	$797.5
Productivity initiative[1]	3.7	—	7.5	—
Adjusted gross profit	$440.4	$453.0	$779.8	$797.5

Gross margin	33.1%	33.6%	33.4%	33.9%
Productivity initiative[1]	0.3%	—%	0.3%	—%
Adjusted gross margin	33.4%	33.6%	33.7%	33.9%

Operating earnings	$174.8	$187.6	$252.6	$276.2
Productivity initiative[1]	5.6	4.4	21.8	8.3
Adjusted operating earnings	$180.4	$192.0	$274.4	$284.5

Operating earnings margin	13.3%	13.9%	10.9%	11.7%
Productivity initiative[1]	0.4%	0.3%	1.0%	0.4%
Adjusted operating earnings margin	13.7%	14.2%	11.9%	12.1%

Earnings before income taxes	$168.7	$179.2	$234.8	$259.3
Productivity initiative[1]	5.7	4.4	22.2	8.3
Adjusted earnings before income taxes	$174.4	$183.6	$257.0	$267.6

Income tax provision	$31.9	$34.4	$45.2	$49.6
Productivity initiative[1]	0.9	0.9	4.2	1.7
Tax impact of share-based compensation[2]	(0.2)	1.0	(0.1)	2.5
Adjusted income tax provision	$32.6	$36.3	$49.3	$53.8

Net earnings	$136.8	$144.8	$189.6	$209.7
Productivity initiative, net of tax[1]	4.8	3.5	18.0	6.6
Tax impact of share-based compensation[2]	0.2	(1.0)	0.1	(2.5)
Adjusted net earnings	$141.8	$147.3	$207.7	$213.8

Net earnings per diluted share	$1.37	$1.38	$1.88	$2.00
Productivity initiative, net of tax[1]	0.05	0.03	0.18	0.06
Tax impact of share-based compensation[2]	—	(0.01)	—	(0.02)
Adjusted net earnings per diluted share	$1.42	$1.40	$2.06	$2.04

Effective tax rate	18.9%	19.2%	19.3%	19.1%
Productivity initiative[1]	(0.1)%	—%	—%	—%
Tax impact of share-based compensation[2]	(0.1)%	0.6%	(0.1)%	1.0%
Adjusted effective tax rate	18.7%	19.8%	19.2%	20.1%

1    In the first quarter of fiscal 2024, the company launched the "Amplifying Maximum Productivity" or AMP initiative. The company considered the nature, frequency, and scale of this initiative compared to prior productivity initiatives when determining that the expenses associated with AMP, unlike prior productivity initiatives, are not common, normal, recurring operating expenses and are not representative of the company's ongoing business operations. Productivity initiative charges for the three and six month periods ended May 2, 2025 and May 3, 2024 primarily represent severance and termination benefits, facility exit costs, compensation for fully-dedicated AMP personnel, third-party consulting costs, and product-line exit costs.
2    The accounting standards codification guidance governing employee stock-based compensation requires that any excess or deficient tax deduction for stock-based compensation be immediately recorded within income tax expense. Employee stock-based compensation activity, including the exercise of stock options, can be unpredictable and can significantly impact our net earnings, net earnings per diluted share, and effective tax rate. These amounts represent the discrete tax benefits recorded as excess tax deductions for stock-based compensation during the three and six month periods ended May 2, 2025 and May 3, 2024.
Reconciliation of Non-GAAP Liquidity Measures
The company defines free cash flow as net cash provided by operating activities less purchases of property, plant and equipment. Free cash flow conversion percentage represents free cash flow as a percentage of net earnings. The company considers free cash flow and free cash flow conversion percentage to be non-GAAP liquidity measures that provide useful information to management and investors about the company's ability to convert net earnings into cash resources that can be used to pursue opportunities to enhance shareholder value, fund ongoing and prospective business initiatives, and strengthen the company's Consolidated Balance Sheets, after reinvesting in necessary capital expenditures required to maintain and grow the company's business.
The following table provides a reconciliation of non-GAAP free cash flow and free cash flow conversion percentage to net cash provided by operating activities, which is the most directly comparable financial measure calculated and reported in accordance with U.S. GAAP, for the six month periods ended May 2, 2025 and May 3, 2024:

	Six Months Ended
(Dollars in millions)	May 2, 2025	May 3, 2024
Net cash provided by operating activities	$123.1	$135.1
Less: Purchases of property, plant and equipment	38.4	39.5
Free cash flow	$84.7	$95.6
Net earnings	$189.6	$209.7
Free cash flow conversion percentage	44.7%	45.6%
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